AGREEMENT


          THIS AGREEMENT (the "Agreement") is made this 6th day of January, 2000, among O. T. S. Holdings, Inc., a Colorado corporation ("OTS"); Gerald Levine, its sole director and executive officer and a director of Wire To Wire, Inc. ("Levine"); Wire To Wire, Inc., dba WWW Consulting, a Nevada corporation and a creditor of OTS ("WWW"); Marie A. Levine, the wife of Levine and a director of WWW ("M. Levine"); and Mark Meriwether, an individual ("Meriwether").

                       W I T N E S S E T H:

                             RECITALS

          WHEREAS, OTS has numerous liabilities which Levine believe cannot be satisfactorily compromised or settled while he is affiliated with OTS; and

          WHEREAS, Meriwether has expertise in reorganizing public companies and is willing to use his "best efforts" to compromise and settle the outstanding debts and liabilities of OTS and to pay certain funds as outlined herein in consideration of the issuance of fully paid common stock ("restricted securities") of OTS and his designation or election to the Board of Directors of OTC; and

          WHEREAS, Levine, WWW and/or M. Levine have, as a condition to Meriwether executing and delivering this Agreement, agreed to execute and deliver this Agreement and to be personally bound by the terms and conditions hereof, without qualification; and

          WHEREAS, the parties hereto believe this Agreement is in the best interest of OTS and the OTS stockholders;

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, it is agreed:

                            Section 1

                          Reorganization

                 1.1 Engagement of Meriwether. OTS hereby engages Meriwether to use his "best efforts" to compromise and settle the outstanding debts and liabilities of OTS in consideration of the issuance of 10,000,000 shares of OTS no par value common stock ("restricted securities"), which shares shall be fully paid and non-assessable on issuance.

                 1.2 Designation of Meriwether as a Director. Levine hereby designates Meriwether as a director of OTS, and to the extent required or necessary, adopts such resolutions as may be required or necessary to amend the Bylaws of OTS to allow such designation.

                 1.3 Resignation of Levine as a Director. Levine hereby resigns as a director and executive officer of OTS, effective on the execution and delivery of this Agreement by all of the parties hereto.

                 1.4 Cancellation of Certain Debt of WWW, Levine and M. Levine. As further consideration of the issuance of the 10,000,000 shares of OTS common stock to Meriwether as outlined in Section 1.1, Meriwether shall pay
WWW the sum of $25,000, and:

                         (i) WWW, shall compromise and settle all claims for compensation from OTS under that certain Management Agreement dated January 1, 1996 (the "Management Agreement"), a copy of which is attached hereto, designated as Exhibit A, and incorporated herein by reference, for the years 1998, 1999 and 2000; shall accept 1,200,000 shares of OTS common stock ("restricted securities") in consideration of all amount due to it under the Management Agreement for 1996 and 1997; hereby otherwise compromises and settles any and all other claims of any type or nature whatsoever that it has or may have against OTS; hereby covenants not to sue OTS, its directors, executive officers, agents or attorneys, for any reason whatsoever existing prior to the execution and delivery of this Agreement.

                         (ii) In consideration of the conveyance by OTS to
                              Levine and M. Levine of all right, title and interest of OTS in any other corporation owned by OTS, including, but not limited to Sugar Creek Coffee, Kline Engineered Construction Components, Inc. and CEC Industries Corp., Levine and M. Levine hereby compromise and settle any and all claims of any type or nature whatsoever that either has or may have against OTS;
                              and each hereby covenants not to sue OTS, its directors, executive officers, agents or attorneys, for any reason whatsoever existing prior to the execution and delivery of this Agreement.

                 1.5 Further Assurances. At the closing (the "Closing") and from time to time thereafter, the parties shall execute such additional instruments as may be reasonably required or necessary to complete the matters outlined in Section 1 hereof.

                 1.6 Assets and Liabilities of OTS at Closing. OTS shall have no material assets and the only liabilities of OTS are those outlined in the prior Bankruptcy Petition of OTS dated April 23, 1997, a copy of which is attached hereto, designated as Exhibit B, and incorporated herein by reference

                            Section 2

                             Closing

          The Closing contemplated by Section 1 shall be held at the offices of Leonard W. Burningham, Esq., Suite 205 Hermes Building, 455 East 500 South, Salt Lake City, Utah 84111, on the execution and delivery of this Agreement, unless another place or time is agreed upon in writing by the parties. The Closing may be accomplished by facsimile, wire, express mail or other courier service, conference telephone communications or as otherwise agreed by the respective parties or their duly authorized representatives.

                            Section 3

 Representations and Warranties of OTS, Levine, WWW and M. Levine

          OTS, Levine, WWW and M. Levine represent and warrant to, and covenants with, Meriwether as follows:

                 3.1 Corporate Status. OTS is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary (Colorado only). OTS is a publicly held company, having previously and lawfully offered and sold a portion of its securities in accordance with applicable federal and state
securities laws, rules and regulations.   However, there is presently only a
nominal "public market" for the shares of common stock of OTS.

                 3.2 Capitalization. The current pre-Agreement authorized capital stock of OTS consists of 100,000,000 shares of no par value common voting stock, of which approximately 7,249,682 shares are issued and outstanding, all fully paid and non-assessable; and 10,000,000 shares of preferred stock, par value $0.10 per share, of which approximately 353,000
shares may still be issued or outstanding.   Except for the 1,200,000 shares
to be issued to WWW as outlined in Section 1.4(i), there are no outstanding options, warrants, calls or other rights of any type or nature whatsoever pursuant to which any person has the right to purchase any authorized and unissued common or preferred stock of OTS; and with respect to the 1,200,000 shares to be issued, such shares shall be "restricted securities," and be represented by a stock certificate imprinted with a "restrictive" legend indicating that such share cannot be sold unless the sale thereof is registered with the Securities and Exchange Commission or exempt for the registration requirements of Section 5 of the Securities Act of 1933, as amended.

                 3.3 Undisclosed Liabilities. OTS has no liabilities of any nature, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due, except as listed in Exhibit B.

                 3.4 Title to Property. OTS has good and marketable title to all properties and assets, real and personal, and the properties and assets of OTS are subject to no mortgage, pledge, lien or encumbrance, with respect to which no default exists, except as indicated in Exhibit B.

                 3.5 Litigation. Except as listed in Exhibit B, there is no litigation or proceeding pending, or to the knowledge of OTS, threatened, against or relating to OTS, its properties or business. Further, no officer, director or person who may be deemed to be an "affiliate" of OTS is party to any material legal proceeding which could have an adverse effect on OTS (financial or otherwise), and none is party to any action or proceeding wherein any has an interest adverse to OTS.

                 3.6 Books and Records. On Closing, OTS will promptly deliver to Meriwether all books and records of any type of nature whatsoever.

                 3.7 Tax Returns. OTS has not filed all federal and state income or franchise tax returns required to be filed, but except as indicated in Exhibit B, there are no taxes due.

                 3.8 Corporate Authority. OTS has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and will deliver to Meriwether at the Closing a certified copy of resolutions of its Board of Directors authorizing execution of this Agreement by OTS's sole officer and performance thereunder, and that the sole director, Levine, adopting and delivering such resolutions is the only duly elected and incumbent director of OTS.

                 3.9 Due Authorization. Execution of this Agreement and performance by OTS hereunder have been duly authorized by all requisite corporate action on the part of OTS, and this Agreement constitutes a valid and binding obligation of OTS and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of OTS.

                3.13 Environmental Matters. OTS has no knowledge of any assertion by any governmental agency or other regulatory authority of any environmental lien, action or proceeding, or of any cause for any such lien, action or proceeding related to the business operations of OTS or OTS' predecessors. In addition, to the best knowledge of OTS, there are no substances or conditions which may support a claim or cause of action against OTS or any of OTS' current or former officers, directors, agents or employees, whether by a governmental agency or body, private party or individual, under any Hazardous Materials Regulations. "Hazardous Materials" means any oil or petrochemical products, PCB's, asbestos, urea formaldehyde, flammable explosives, radioactive materials, solid or hazardous wastes, chemicals, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under any applicable federal or state laws or regulations. "Hazardous Materials Regulations" means any regulations governing the use, generation, handling, storage, treatment, disposal or release of hazardous materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act and the Federal Water Pollution Control Act.

                3.14 Access to Information and Sophistication. Levine, M. Levine and WWW are "sophisticated persons," who by reason of experience, business acumen, education or other factors, are fully capable of evaluating this Agreement and all consequences which may arise thereunder, without qualification.

                            Section 4

     Representations, Warranties and Covenants of Meriwether


          Meriwether represents and warrants to, and covenant with, OTS, Levine, WWW and M. Levine as follows:

                 4.1 Expertise. He has approximately 10 years of experience in reorganizing publicly-held companies.

                 4.2 "Best Efforts". He will use his best efforts to compromise and settle the outstanding debts and liabilities of OTS, obtain the required financial statements to provide for public quotations of the OTS common stock and to find an acquisition, merger or reorganization candidate for OTS which desires to go public through a "reverse" reorganization or merger transaction with OTS.

                 4.3 Investment Intent. Meriwether is acquiring the shares of OTS to be issued to him hereunder for investment purposes, and understands that any stock certificate issued to him and representing these shares shall be imprinted with an appropriate "restrictive" legend.

                 4.4 Due Authorization. Meriwether has full right, power and authority to enter into this Agreement, without qualification.

                            Section 5

        Conditions Precedent to Obligations of Meriwether


          All obligations of Meriwether under this Agreement are subject, at his option, to the fulfillment, before or at the Closing, of each of the following conditions:

                 5.1 Representations and Warranties True at Closing. The representations and warranties of OTS, Levine, WWW and M. Levine contained in this Agreement shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

                 5.2 Due Performance. OTS, Levine, WWW and M. Levine shall have performed and complied with all of the terms and conditions required by this Agreement to be performed or complied with by it before the Closing.

                 5.3 Director's Consent. OTS and Levine shall have adopted the necessary resolutions to adopt, ratify and approve all transactions contemplated hereby.

                 5.4 Assets and Liabilities of OTS. Unless otherwise agreed, OTS shall have no assets and no liabilities at Closing, except as indicated in Exhibit B.

                 5.5 Resignation of Director and Executive Officer and Designation of Meriwether to the Board of Directors of OTS. The present sole director and executive officer of OTS shall have designated Meriwether as a director of OTS, to serve until the next annual meeting of the stockholders of OTS, and until his successor shall be elected and qualified or until his prior resignation or termination; and then, such sole director and executive officer shall resign.

                            Section 6

                        General Provisions

                 6.1 Further Assurances. At any time, and from time to time, after the Closing, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

                 6.2 Brokers. Each party represents to the other parties hereunder that no broker or finder has acted for it in connection with this Agreement, and agrees to indemnify and hold harmless the other parties against any fee, loss or expense arising out of claims by brokers or finders employed or alleged to have been employed by each.

                 6.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

               If to Meriwether         3046 East Brighton Place
                                        Salt Lake City, Utah 84121

               With a copy to:          Leonard W. Burningham, Esq.
                                        455 East 500 South, #205
                                        Salt Lake City, Utah 84111

               If to Levine, WWW
               M. Levine:               3945 East Patrick Lane, Suite D
                                        Las Vegas, Nevada 89120

                 6.5 Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

                6.6 Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                 6.7 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Colorado with respect to corporate matters only, but any action to enforce any of the terms and provisions hereof shall be brought in the federal or state courts situated in Salt Lake County, Utah, only!

                 6.8 Assignment. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

                6.9 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                6.10 Default. In the event of any default hereunder, the prevailing party in any action to enforce the terms and provisions hereof shall be entitled to recover reasonable attorney's fees and related costs.

                    IN WITNESS WHEREOF, the parties have executed this Agreement effective the day and year first above written.


                               O. T. S. Holdings, Inc.


Date: 1/6/2000.                By/s/Gerald Levine
                               Gerald Levine, President


                               WIRE To WIRE Incorporated


Date: 1/6/2000.                By/s/Gerald Levine
                               Gerald Levine, President



Date: 1/6/2000.                /s/Gerald Levine
                               Gerald Levine


Date: 1/6/2000.                /s/Maria A Levine
                               M. Levine


Date: 1/6/2000.                /s/Mark Meriwether
                               Mark Meriwether